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                                                                   Exhibit 1

PRESS RELEASE

FOR IMMEDIATE RELEASE                      Contact: Michael J. Potter
                                                    Senior Vice President
                                                    and Chief Financial Officer

                                                    Michael Wagner
                                                    Dir. of Investor Relations
                                                    (614) 278-6622

                   CONSOLIDATED STORES COMPLETES ACQUISITION
                   -----------------------------------------
                                OF MAC FRUGAL'S
                                ---------------

Columbus, Ohio - January 16, 1998 - Consolidated Stores Corporation (NYSE:
CNS), announced that the acquisition of Mac Frugal's Bargains Close-outs Inc. (formerly NYSE: MFI) was completed today.

Commenting on the acquisition, Mr. William G. Kelley, Chairman and Chief Executive Officer stated, "We are pleased to welcome our new associates, customers and stockholders to Consolidated Stores. The combination of our two companies is an exciting event that creates a multitude of opportunities for us in the future. As we continue to make progress in integrating these two organizations, the opportunities and synergies available are increasingly evident. We look forward to the future with great optimism."

Consolidated Stores Corporation, a leading value retailer specializing in toys and close-out merchandise, operates a total of 2,311 stores in all 50 states and Puerto Rico. Stores by division consist of: 1,277 toy and close-out toy stores operating as K-B TOYS, K-B TOY WORKS and K-B TOY OUTLET and 1,034 closeout stores operating as ODD LOTS, BIG LOTS, PIC 'N' SAVE and MAC FRUGAL'S BARGAINS-CLOSE-OUTS. Wholesale operations are conducted through CONSOLIDATED INTERNATIONAL and WISCONSIN TOY.

With the exception of historical information, statements contained in this news release are forward-looking statements that are subject to risks and uncertainties, including, but not limited to, competitive pressures, inflation, consumer debt levels, currency fluctuations, trade restrictions, capital market conditions and other risks indicated in the Company's filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in such statements.



[Consolidated Stores Logo]

                        Shareholder Relations Department
                               300 Phillipi Road
                                 P.O. Box 28512
                           Columbus, Ohio 43228-0512
                   Phone (614) 278-6800    FAX (614) 278-6666